Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No.3 to Registration Statement No. 333-220997 on Form S-11 of our report dated March 28, 2019, relating to the consolidated financial statements of Starwood Real Estate Income Trust, Inc. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, NY

April 1, 2019